Exhibit 11

KSW, INC.

Statement Regarding Computation of
Net Earnings (Loss) per Share

                                                 Six Months      Six Months     Three Months    Three Months
                                               Ended 6/30/00   Ended 6/30/99   Ended 3/31/00   Ended 3/31/99
                                               -------------   -------------   -------------   -------------

Net Earnings/(Loss)                            $    699,000    $     93,000    $     286,000   $       6,000
                                               ============    ============    =============   =============

Earnings/(Loss) per Share - Primary
Weighted average shares outstanding
    during the period                             5,468,644       5,468,644        5,468,644       5,468,644
                                              =============    ============    =============   =============

Earnings/(Loss) per common share
Primary                                       $         .13    $        .02    $         .05  $          .00
                                              =============    ============    =============  ==============

Earnings Per Share - Diluted
-------------------------------
Weighted average shares outstanding
    during the period                             5,468,644       5,468,644       5,468,644        5,468,644

Common and Common Stock equivalent shares
using the treasury stock method                     190,582               0         194,891                0
                                              -------------   -------------    ------------   --------------

Total shares outstanding for purposes of
calculating diluted earnings                      5,659,226       5,468,644       5,663,535        5,468,644
                                              =============   =============   =============   ==============

Earnings per common and common Equivalent
share - Diluted                               $         .12   $          .02  $         .05   $          .00
                                              =============   ==============  =============   ==============